                                                                       Exhibit 7
                                                                       ---------

                             JOINT FILING AGREEMENT
                             ----------------------


     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons names below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Novitron International, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this agreement as of the 6th day of December, 1999.



Date: December 6, 1999                 /s/ Randal J. Kirk
                                       ------------------------------------
                                       Randal J. Kirk


Date: December 6, 1999                 CLINICAL CHEMISTRY HOLDINGS, INC.


                                       By: /s/ Audrey Ho Ping Ting
                                           --------------------------------
                                           Audrey Ho Ping Ting
                                           President and Chief Executive Officer

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